Power of Attorney

Known by all these present, that the undersigned, Compressco, Inc. (“CI”), hereby constitutes and appoints each of Bass C. Wallace, Jr. and Eileen M. Price, or either of them signing singly, and with full power of substitution, as CI’s true and lawful attorney-in-fact to:

1.
execute for and on behalf of CI (a) Form ID, (b) Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder,(c) Form 144 and (d) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder, but only to the extent each such Form or Schedule relates to the CI’s beneficial ownership of securities of Compressco Partners, L.P. (“Compressco Partners”) or any of its subsidiaries;

2.
do and perform any and all acts for and on behalf of CI which may be necessary or desirable to complete and execute any such Form ID, 3, 4, or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and timely file such Forms or Schedules with the United States Securities and Exchange Commission and any stock exchange, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of CI, it being understood that the documents executed by such attorney-in-fact on behalf of CI pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

CI hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as CI might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. CI acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the CI, are not assuming, nor are Compressco Partners GP Inc. (“Compressco GP”) or Compressco Partners assuming, any of CI’s responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

CI agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of CI to the attorney-in-fact.  CI also agrees to indemnify and hold harmless Compressco GP, Compressco Partners and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of CI, or upon the lack of timeliness in the delivery of information by or at the direction of CI, to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and agrees to reimburse Compressco GP, Compressco Partners and such attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until CI is no longer required to file Forms 3, 4, and 5, Form 144 and Schedules 13D and 13G (including amendments thereto) with respect to CI’s holdings of and transactions in the securities issued by Compressco Partners, unless earlier revoked by CI in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney revokes all other powers of attorney that CI has previously granted concerning the matters described herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of May,  2011.

COMPRESSCO, INC.

By: /s/Ronald J. Foster
Ronald J. Foster
Name

President
Title